LOAN MODIFICATION AGREEMENT


     This Loan Modification Agreement is entered into as of December 9, 1998, by and between Allaire Corporation ("Borrower") and Silicon Valley Bank, a California-chartered bank doing business as "Silicon Valley East" ("Bank").

     1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement dated March 26, 1998, as may be amended (the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Two Million Dollars ($2,000,000.00). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

     Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

         2. DESCRIPTION OF COLLATERAL: Repayment of the Indebtedness is secured by the Collateral as defined in the Loan Agreement. Additionally, Borrower has agreed with Bank not to further encumber any of its intellectual property pursuant to a Negative Pledge Agreement dated March 26, 1998.

     Hereinafter, the above-described security documents, together with all other documents securing payment of the Note (and other notes executed by Borrower in favor of Bank) shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

     3. DESCRIPTION OF CHANGE IN TERMS.
        -------------------------------

        A. Modification(s) to Loan Agreement.
           ----------------------------------


1. The following defined terms set forth in Section 1.1 entitled "Definitions" are hereby amended and/or incorporated to read as follows:

    "Equity Event" means (i) Borrower's completion on an initial public offering ("IPO") of its common stock or (ii) Borrower's receipt of new equity from the sale of its stock in an amount satisfactory to Bank on or before the Maturity Date.

    "Maturity Date" means the earlier of (i) March 26, 1999 or (ii) the Equity Event.

2. Notwithstanding anything to the contrary provided in Sections 6.7, 6.8 and 6.9, Bank shall not test the covenants provided therein beginning November 1, 1998 through the Maturity Date. Additionally, Bank further reserves the right to amend such covenants in any manner as Bank may deem appropriate.

3. Section 6.11 entitled "Equity Event" is hereby deleted in its entirety.

4. Section 8.2 entitled "Covenant Default" is hereby amended in part to delete any and all references to Section 6.11.

     4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

     5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Twenty Two Thousand Five Hundred and 00/100 Dollars ($22,500.00) (the "Loan Fee"), plus all out-of-pocket expenses.

     6. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the indebtedness.

     7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by


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virtue of this Loan Modification Agreement. The terms of this Paragraph apply no only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     8. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

     9. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

    10. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.


     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                               BANK:

ALLAIRE CORPORATION                     SILICON VALLEY BANK, doing
                                        business as SILICON VALLEY EAST


By: /s/ David A. Gerth                  By: /s/ J.C. Maynard
    ---------------------------             ------------------------------------

Name: David A. Gerth                    Name: J.C. Maynard
      -------------------------               ----------------------------------

Title: CFO                              Title: Senior Vice President
      -------------------------                ---------------------------------


                                        SILICON VALLEY BANK


                                        By: /s/ Heidi Fetty
                                            ------------------------------------

                                        Name: Heidi Fetty
                                              ----------------------------------

                                       Title: Documentation Officer
                                              ---------------------------------
                                              (Signed at Santa Clara County, CA)


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